[Exhibit 99.1]

May 10, 2011

Board of Directors

Lightwave Logic, Inc.

Re: Resignation from the Board of Directors

Gentlemen:

I hereby resign from the Lightwave Logic Board of Directors, effective today. I will continue to serve as Senior Vice President & Co-Founder.

As a founder of the Company, I could not be more pleased with how far our Company has advanced over the years; and I believe that my resignation today will enable our Company to add yet another proven business leader to our Board of Directors, which will further strengthen our Company.

Sincerely,

/s/ Frederick Goetz

Frederick Goetz, Jr.